UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2024
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of principal executive offices)		(Zip Code)
12725 SW 66th Avenue, Suite 107
Portland, OR 97223
(971) 371-1592
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Warrants to purchase Class A common stock	SMR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) NuScale today publicly announced that Jacqueline F. Engel assumed the role of Interim Vice President, Accounting, effective January 6, 2024. Ms. Engel, 54 years old, has been with NuScale Power since 2016 in the roles of Director, Controller, Manager, Financial Compliance, and Supervisor, Financial Compliance.
In connection with her new role, Ms. Engel will receive supplemental pay of $1,635.38 per pay period and her Incentive Compensation Plan percentage will be increased from 15% to 30%.
There are no arrangements or understandings between Ms. Engel and any other persons pursuant to which Ms. Engel was appointed as an officer of the Company, and there are no family relationships between Ms. Engel and any director or executive officer of the Company.
Ms. Engel does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.
Item 7.01. Regulation FD Disclosure.
NuScale Power Corporation announced it would hold an update call regarding the Company’s business and financial results on Wednesday, March 15, 2024, at 5:00 p.m. Eastern Time. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release issued by NuScale Power Corporation on February 15, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*    Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: February 15, 2024	By:	/s/ Ramsey Hamady
	Name:	Ramsey Hamady
	Title:	Chief Financial Officer